ADVANCED BIOTHERAPY, INC.
INVESTOR SUBSCRIPTION AGREEMENT

Advanced Biotherapy
141 West Jackson Blvd., Suite 2182
Chicago, Illinois 60604

Attention: Christopher Capps, President

Gentlemen:

The undersigned ("Investor") hereby agrees to purchase and hereby subscribes for Three Hundred Thirty Four Million (334,000,000) shares (collectively, the "Shares") of common stock, par value $0.001 per share, of Advanced Biotherapy, Inc., a Delaware corporation (the "Company"), at the purchase price of One and One-Half Cents ($0.015) per Share for the aggregate purchase price of Five Million Ten Thousand Dollars (US$5,010,000.00) ("required contribution") which is payable by wire transfer or check contemporaneous with execution and delivery of this Subscription Agreement.

If payment by wire transfer, then the Investor will wire transfer the required contribution to the following account and give notice of such wire transfer to Christopher Capps, -President of the Company:

Northern Trust Company
50 S. LaSalle Street
Chicago, Illinois 60675
Tel: 312-444-3568
Account Name: Advanced Biotherapy, Inc.
Account No.: 2574314
Routing No.: 071-000-0152

If payment by check, then the Investor will send its check made payable to "Advanced Biotherapy, Inc." by overnight courier (with evidence of delivery) for the required contribution, together with the original of the Investor Subscription Agreement Signature Page to the following address:

Advanced Biotherapy, Inc.
141 West Jackson Blvd., Suite 2182
Chicago, Illinois 60604
Attn: Christopher Capps, President
Telephone: 312-427-1912
Facsimile: 312-427-5396

The Investor, by signing and returning the Investor Subscription Agreement Signature Page, irrevocably commits to the purchase of the Shares as provided herein, but the subscription will not constitute an agreement between the Company and the Investor until this Subscription Agreement is accepted and executed by the Company. THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUBSCRIPTIONS TO PURCHASE SHARES, IN WHOLE OR IN PART. If rejected, the funds, if any, tendered by Investor will be returned promptly, without interest.

A. Investor Representations and Warranties. Recognizing that the Company will be relying on the information and on the representations and warranties set forth herein, the Investor hereby represents and warrants to, and covenants with, the Company as follows:

1. The Investor is acquiring the Shares in his own name and for its own account for investment and not with an intent to sell, or for sale in connection with any distribution of such Shares.

2. The Investor has not agreed to give any person any legal or beneficial interest in or right with respect to the Shares or right in the future.

3. The Investor acknowledges and understands that as of August 29, 2006, the Company has authorized 200,000,000 shares of Common Stock, of which approximately 163,000,000 shares of Common Stock are issued and outstanding, excluding outstanding options and warrants, and shares of Common Stock issuable upon conversion of certain outstanding convertible securities. The Company also has authorized 20,000,000 shares of preferred stock, none of which has been issued as of August 29, 2006.

4. The Investor understands that the Shares have not been registered under the federal Securities Act of 1933, as amended ("Securities Act"), or qualified under Delaware's or any other state's securities laws, and that any disposition of the Shares is subject to restrictions imposed by federal and state law.

5. The Investor understands (i) that he cannot dispose of any of the Shares absent registration and qualification, or an available exemption from registration and qualification, (ii) the certificate evidencing the Shares will bear a legend reflecting these (and any other) restrictions on transfer as well as any legend required by the blue sky laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended, and (iii) the Company need not recognize or register any transfer unless the Investor provides evidence satisfactory to the Company (which may, at the Company's discretion, require an opinion of counsel satisfactory in form and substance to the Company) that all restrictions on and conditions to transfer are satisfied.

6. The Investor understands that the Company has no obligation to register any or all of the Shares under federal or state law for resale or distribution; and that the Company has not agreed to comply with the public information or other provisions of Rule 144 or any other exemption under federal or state law respecting the resale or other transfer of the Shares.

7. The Investor has not seen or received any advertisement or general solicitation with respect to the sale of the Shares, such as advertisements or other communications in newspapers, magazines or other media broadcasts on radio or television or seminars. The Investor is not relying upon any representation or warranty made by the Company or any of its representatives, directors or agents, except as expressly set forth in this Investor Subscription Agreement.

8. In deciding whether to acquire the Shares, the Investor has relied exclusively upon consultation with the Investor's respective legal, financial and tax advisors with respect to acquisition of the Shares pursuant to this Agreement, and the information concerning the Company set forth in the Disclosure Documents (as defined below) including, without limitation, the section captioned "Factors That May Affect The Company" set forth in the Company's Form 10-KSB for the year ended December 31, 2005.

9. The Investor hereby acknowledges that he has had access to and has reviewed (or elected not to review) the following (collectively the "Disclosure Documents"): (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, including, with-out limitation, the section captioned "Factors That May Affect The Company" regarding risk factors associated with an investment in the Company, (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, (iii) the Company's Form 8-K filed March 22, 2006, (iv) the Company's Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2006, and (v) the Company's Information Statement on Schedule 14C filed September 15, 2006, all as filed with the Securities and Exchange Commission ("SEC").

In making this investment, the Investor has not relied upon any in-formation not included in the Disclosure Documents. Copies of the Disclosure Documents may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials also can be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Com-mission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web-site that contains reports, proxy statements and other information regarding the Company. The address of the Securities and Exchange Commission website is http://www/sec/gov.

10. The Investor acknowledges that the audited financial statements of the Company as of and for the years ended December 31, 2005, and 2004, together with the report thereon by Williams & Webster, P.S. dated April 6, 2006, do not reflect any events subsequent to December 31, 2005, except as reflected in the notes to such financial statements.

11. The Investor has a pre-existing personal or business relationship with one or more of the Company's directors or officers, or by reason of the Investor's business or financial experience has the capacity to protect its own interests in connection with the transaction.

12. The Investor has been provided with such information as may have been requested. The Investor has been given the opportunity by the Company to obtain any additional information and ask any questions concerning the Company, and its acquisition of the Shares that it felt necessary and, to the extent it has availed itself of that opportunity, the Investor has received satisfactory information and answers.

13. In addition to meeting the requirements of Paragraph 11 above, the Investor, if a natural person, (i) had gross income in excess of Two Hundred Thousand Dollars (US$200,000) during the two immediately preceding tax years and reasonably expects gross income in excess of Two Hundred Thousand Dollars (US$200,000) during the current tax year or joint income with his/her spouse in excess of Three Hundred Thousand Dollars (US$300,000) during the two immediately preceding tax years and reasonably expects joint income in excess of Three Hundred Thousand Dollars (US$300,000) during the two immediately preceding tax years and reasonably expects joint income in excess of Three Hundred Thousand Dollars (US$300,000) during the current tax year, (ii) has a minimum individual net worth, or joint net worth with his/her spouse, of One Million Dollars (US$1,000,000), or (iii) is a director of the Company. "Net worth" shall mean the excess of total assets as fair market value, including home and personal property, over total liabilities, provided, however, for the purposes of determining a person's net worth, the principal residence owned by an individual shall be valued not in the excess of cost, including the cost of improvements, net of current encumbrances upon the property.

14. The Investor, if a corporation, partnership, limited liability company, trust or other business entity, satisfies one or more of the following criteria:

(i) Corporation, partnership, or limited liability company, which in each case has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares;

(ii) Trust with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the Shares and for which a "sophisticated person" (as described in Section Rule 506(b)(2)(ii) of the Securities Act), makes all investment decisions; or

(iii) An entity in which all of the equity owners are "accredited investors" as that term is defined in Rule 501 of the Securities Act.

15. In reaching the decision to invest in the Shares, the Investor has carefully evaluated its financial resources and investment position and the risks associated with this investment, and acknowledges that it is able to bear the economic risks of this investment. The acquisition of the

Shares is a speculative investment and any estimates which may have been made by any Company director or officer merely represent predictions of future events which may or may not occur and are based on assumptions which may or may not occur. As a consequence, such predictions may not be relied upon to indicate the actual results which might be attained.

16. The information contained herein is complete and accurate and may be relied upon by the Company, its directors, officers, affiliates and attorneys and the Investor will notify the Company in writing immediately of any adverse change in any of such information.

17. The Investor (i) has had the opportunity to obtain independent financial, investment, legal and tax advice; (ii) fully understands the terms and consequences of this Investor Subscription Agreement; (iii) has not relied on any inducements, promises or representations made by the Company (except those expressly set forth herein) or the directors, officers, agents, accountants, or attorneys representing or serving the Company; and (iv) has executed this Investor Subscription Agreement of its own free will and voluntarily. The Shares were offered and acquired in the State of California.

18. The Investor understands that the Company is a development-stage company without any history of revenue.

19. Investor understands that the Shares of the Common Stock, may bear one or all of the following legends:

(a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN

OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

(b) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

B. Conditions to Subscription. The Investor agrees that this subscription is subject to each of the following terms and conditions:

1. The Company shall have the right to accept or reject this subscription in whole or in part, for any reason, in its sole and absolute discretion. If all or any part of the subscription is not accepted, the Company will return the subscription or rejected part thereof to the Investor.

2. The Shares to be acquired on account of this subscription will be acquired in the name of and be delivered only to the Investor.

3. Neither this subscription nor any agreement of the Investor hereunder may be cancelled, terminated or revoked by the Investor without the prior written consent of an authorized representative of the Company and this subscription and all such agreements shall survive the death, disability or dissolution of the Investor.

C. Survival of Representations. This Agreement and the representations, warranties and covenants contained herein shall be binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of the Investor, and shall survive the acquisition and issuance of the Shares.

D. Indemnity For Misrepresentations and Claims. The Investor shall indemnify and hold the Company and its directors and officers and their respective successors, assigns, heirs, family members, agents, representatives and employees, and each of them, harmless from and against any and all loss, damage, liability or expense, including reasonable attorneys' fees and costs, which any such person may incur by reason of or in connection with (i) any misrepresentation made by the Investor, and (ii) any breach of the Investor's representations and warranties or the failure of the Investor to fully comply with and perform any of its covenants or agreements under this Investor Subscription Agreement.

E. Entire Agreement and Governing Law. This Investor Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, understandings and agreements (oral or written) between or by the parties relating to the subject matter hereof. This Investor Subscription Agreement may be amended only by a written agreement executed by the Company and the Investor. This Investor Subscription Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California, without regard to conflict of laws provisions.

F. Arbitration. In the event of any controversy, dispute or claim arising out of or related to this Investor Subscription Agreement, or the interpretation, breach, termination or validity hereof or thereof, the parties shall submit such controversy, dispute or claim to binding arbitration hereunder. All arbitration proceedings pursuant to this Section E. shall take place in Cook County, State of Illinois, and shall be before a retired judge, or such other arbitrator as the parties shall mutually agree upon. In the event that the parties are unable to agree upon the selection of an arbitrator, any party may request the Chicago office of Judicial Arbitration and Mediation Services ("JAMS") (or a comparable service with retired judges who can be hired as an arbitrator) to appoint one retired judge as such arbitrator. Arbitration of the dispute shall commence no later than thirty (30) days after the selection or appointment of such arbitrator. The arbitrator shall be bound by the express terms of this Agreement and shall endeavor to reach his or her decision as quickly as possible, which decision shall be final and binding on the parties to this Agreement. The costs of the arbitration shall be borne equally by the parties, provided that the arbitrator also shall have the power to award costs and expenses (including, without limitation, reasonable attorneys' fees) to the prevailing party. Application to enforce the arbitrator's decision can be made in any court or other tribunal of competent jurisdiction. The rules of discovery then pertaining to any such arbitration, shall apply, including, without limitation, Sections 1283.01 and 1283.05 of the California Code of Civil Procedure, the provisions of which are hereby incorporated herein and made a part hereof by reference. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO JURY TRIAL OR TO ASSERT THE DOCTRINE OF INCONVENIENT FORUM OR TO OBJECT TO VENUE TO THE EXTENT ANY ACTION SUIT, ARBITRATION OR OTHER PROCEEDING IS BROUGHT IN THE COOK COUNTY, STATE OF ILLINOIS.

[Signatures Follow on the Next Page(s)]

ADVANCED BIOTHERAPY, INC
INVESTOR SUBSCRIPTION AGREEMENT
SIGNATURE PAGE
FOR EXECUTION BY INDIVIDUAL INVESTORS

INVESTOR:

Number of Shares: 334,000,000

Total Purchase Price: $5,010.00

Forms of Ownership. The undersigned will take title to its Shares as follows (Please Fill In):

X Individual (one signature required)

____ Joint Tenants with right of survivorship (both parties must sign)

____ Community Property (one signature require if interest held in one name, two signatures required if interest is held in both names)

Richard P Kiphart

Please PRINT the exact name (registration) Investor desires for the Shares

[signature]
Signature

399-38-1407
Social Security Number

Executed this 6 day of October, 2006

____
Signature

____
Social Security Number

____
Print or Type Name

Executed this ____ day of October, 2006

ACCEPTED BY ADVANCED BIOTHERAPY, INC. as to __________ Shares.

By: [signature]
Name: Christopher W Capps
Title: President CEO
Date: October 6, 2006

INVESTOR SUBSCRIPTION AGREEMENT
SIGNATURE PAGE
ADVANCED BIOTHERAPY, INC.

FOR EXECUTION BY CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR TRUST SUBSCRIBERS

INVESTOR:

Number of Shares ________________
Total Purchase Price:____________________

Forms of Ownership. The undersigned will take title to its Shares as follows (Please Fill In):

______Corporation or Limited Liability Company (signature of authorized party or parties)

______Partnership (signature of general partner and additional signatures if required by partnership agreement.

__________Limited Liability Company (signature of manager(s) as required by Company bylaws)

__________Trust (signature of trustee(s) as required by declaration of trust)

Indicate by initialing the appropriate blank if the Investor is a:

______ Corporation, partnership or limited liability company, which in each case has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares, and has a history of investments similar to the Shares.

______ Trust with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the Shares and for which a "sophisticated person" (as described in Section Rule 506(b)(2)(ii) of the Securities Act), makes all investment decisions

______ An entity in which all of the equity owners are "accredited investors," as that term is defined in Rule 501 of the Securities Act.

The corporation, partnership, limited liability company or trust was formed/incorporated on ________________, and the corporation, partnership, limited liability company or trust has a history of investments similar to the Shares.

____

Name of Corporation, Partnership, Limited Liability Company or Trust (Please Print or Type)

By: ______________________________
Signature of Authorized Agent
Title: ______________________________
Taxpayer Identification No. ______________

Executed this _______ day of October, 2006

ACCEPTED BY ADVANCED BIOTHERAPY, INC.. as to ____________________ Shares:

By: ________________________________
Name: ______________________________
Title: ______________________________
Date: ______________________________2006